                                                                    EXHIBIT 10.8


                            STOCK PURCHASE AGREEMENT


            THIS STOCK PURCHASE AGREEMENT (the "Agreement") is dated as of December 30, 1999 by and among Automotive Performance Group, Inc., a Delaware corporation (the "Shareholder"), Klein Engines & Competition Components of Delaware, Inc., a Delaware corporation (the "Corporation"), and RPM Engines, Inc., a Delaware corporation ("Purchaser").

            1. THE CORPORATION'S BUSINESS. The Corporation is engaged in the business of automotive engine design, assembly and remanufacturing under its corporate name at 1207 N. Miller Road, Tempe, AZ 85281 (the "Facility").

            2. PURCHASE AND SALE; PAYMENT OBLIGATIONS.

                  (a) Purchase and Sale. Shareholder agrees to sell and Purchaser agrees to purchase all the issued and outstanding capital stock of the Corporation (the "Shares") under the terms and conditions of this Agreement.

                  (b) Purchase Price of the Shares. The total purchase price for the Shares shall be Ten Dollars ($10.00) (the "Purchase Price") payable in cash upon the Closing of this Agreement.

                  (c) Non-Compete Covenant Consideration. As consideration for the Non-Compete Covenant of Shareholder described in SECTION 4 below, Purchaser shall cause Corporation to forgive certain intercompany receivables described in SECTION 5(A).

            3. CLOSING. The closing of the transactions contemplated hereby (the "Closing") shall take place at the office of Gammage & Burnham, PLC, 2 North Central, 18th Floor, Phoenix, Arizona 85004 at 5:00 p.m., P.S.T., on or before January 19, 2000, or at such other time and place and on such other date as Shareholder and Purchaser mutually agree (hereinafter called the "Closing Date"). At the Closing, Shareholder shall deliver to Purchaser at Shareholder's expense, certificates representing all the Shares, duly endorsed in blank, together with any other documents of transfer and title reasonably requested by Purchaser. If any such certificate is not available, Shareholder shall deliver an Affidavit of Lost Certificate(s) in such form acceptable to Purchaser in its sole discretion. Shareholder shall also deliver to Purchaser at Closing, at Shareholder's expense, all other documents required of Shareholder for closing of the sale and purchase hereunder as well as all stock books, stock ledgers, seals and minute books and other records of the Corporation. Shareholder shall pay any taxes, transfer fees or other charges which arise out of the transfer of the Shares to Purchaser. Purchaser shall pay the Purchase Price at the Closing by payment of cash.

            4. COVENANT NOT TO COMPETE.

                  (a) Shareholder covenants and agrees (the "Non-Compete Covenant") for the benefit of Purchaser and its successors and assigns that for a period of two (2) years, Shareholder shall not engage in any business within the states of Arizona, New Mexico, Colorado, California, Utah, Indiana and Nevada, which is in direct competition with the Corporation. For purposes of this Agreement competition means manufacture of racing engines for the Indy League, American Sprint Car Series and World of Outlaws. If any court shall determine that the duration or geographical limit of any of the foregoing restrictions are unenforceable, it is the intention of the parties that the foregoing restrictions shall not be terminated but shall be deemed amended to the extent required to render them valid and enforceable, such amendment to apply only with respect to the operation of this SECTION 4 in the jurisdiction of the court which has made such adjudication.

            5. SHAREHOLDER PRE-CLOSING COVENANTS.

                  (a) Cancellation of Inter-Company Debt; and Release of Liens. Prior to the Closing Date, the following debt shall be cancelled (regardless whether such debt is evidenced on the Corporation's financial statements, Shareholder's financial statements or by promissory notes or other instruments) (collectively, the "Related Party Debt"):

                        (1) All debt or intercompany borrowings or advances owed
            by the Corporation to any affiliate of Shareholder or the Shareholder; and

                        (2) All debt or intercompany borrowings or advances owed
            by any affiliate of the Corporation to the Corporation; and

                        (3) All payables owed by Shareholder or any affiliate to
            the Corporation.

In connection with the foregoing, Shareholder shall cause the termination of all liens and encumbrances, and deeds of trust securing any of the Related Party Debt and all documents or instruments authorizing or evidencing the Related Party Debt or such liens and encumbrances. At the Closing, Shareholder shall provide Purchaser with such proof of the cancellation of the Related Party Debt (and related documents and instruments) as may be requested by Purchaser in its sole discretion. Notwithstanding any provision set forth above, any obligation owed to International Motor Sports Group, Inc. ("IMSG") shall remain outstanding.

            6. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER AND CORPORATION. Shareholder and Corporation represent and warrant now and as of the Closing Date as follows:

                  (a) Organization. The Corporation is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Corporation has all corporate power necessary to carry on its business as now being conducted. The Corporation is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualifications.

                  (b) Capitalization. The Corporation's capitalization consists of One Hundred (100) authorized shares of common stock (all of one class), no par value. Upon Closing, Shareholder shall determine the amount of total shares issued and outstanding. All of the Shares are owned legally and beneficially by Shareholder. Each Share is validly issued (including without limitation in full compliance with all federal and state securities laws), fully paid, and nonassessable. No other stock or other securities of any kind whatsoever are issued or outstanding, including, without limitation, bonds, debentures, or any other debt security; phantom stock, options, rights, or warrants to purchase or subscribe for, or any commitment or obligation of any kind to issue, any stock or securities of the Corporation; or securities convertible into stock of the Corporation. There are no declared or accrued and unpaid dividends.

                  (c) Investments in Subsidiaries and Affiliates. The Corporation has no subsidiaries or any investment of any kind in any corporation, partnership, trust, association or other firm or enterprise.

                  (d) Authority. Shareholder and Board of Directors of the Corporation have each duly authorized the execution of this Agreement and the consummation of the transactions contemplated herein. The Corporation and the Shareholder have the full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of the Corporation and the Shareholder, and is enforceable in accordance with its terms.

                  (f) Title to Shares; Power to Transfer. Shareholder will have and deliver to Purchaser at Closing good and marketable title to its Shares free and clear of all security interests, financing statements, pledges, liens, conditional sales agreements, encumbrances, charges, proxies, agreements among shareholders, claims, third-party interests, restrictions, qualifications, limitations or rights of any kind and will have at Closing the right, power and authority to transfer his Shares without breach or default with respect to any contract, agreement, commitment, or undertaking by which Shareholder or the Shares are bound.

                  (g) Financial Statements. Attached as EXHIBIT 6(g) are copies of the financial statements of the Corporation (the "Financial Statements") for the

      Corporation's nine-month period ended September 30, and for the year ended December 31, 1998. Such financial statements are true and complete; have been prepared in accordance with generally accepted accounting principles consistently applied; present fairly, accurately and completely the financial position of the Corporation as of the dates specified and the results of its operations for the periods stated; reflect all assets and all liabilities of the Corporation; and have not been rendered untrue, incomplete, or unfair as representations of the financial condition of the Corporation by events subsequent to the respective dates thereof.

                  (h) Taxes and Tax Returns. Other than as described in EXHIBIT 6(h), the Corporation while under the control of the Shareholder has timely filed all required foreign and domestic federal, state, and local income, payroll, franchise, transaction, privilege, sales, and other tax returns and reports of every kind whatsoever with the appropriate governmental authorities for all periods up to the Closing Date.

                  (i) Assets Listing; Condition. To Shareholder's knowledge, attached as EXHIBIT 6(i) is a list (including a description, the location and the nature of the Corporation's interest) of all property of the Corporation or used in connection with the business of the Corporation.

                  (j) Freedom from Restrictions. To the knowledge of Shareholder, the execution and delivery of this Agreement, the consummation of the transaction contemplated hereby, and the fulfillment of the terms hereof by Shareholder and the Corporation (i) do not violate or conflict with, and will not result in a breach or default, or in any occurrence that, with a lapse of time or action by a third party or both, could result in a breach or default with respect to any Agreement or any contract, agreement, commitment, or undertaking, either written or oral, by which Shareholder or Corporation are parties or are bound; (ii) will not violate any applicable foreign or domestic law or public policy; (iii) will not result in an acceleration or increase of any amounts due from the Corporation; and (iv) will not result in an alteration to the detriment of the Corporation of the terms or conditions of any Agreement, Insurance Policy or Registration. No contract, agreement, commitment, or undertaking, either oral or written, or judgment, order, writ, injunction or decree exists that in any other manner restricts, limits, or affects the execution, delivery or performance of this Agreement, the transferability of the Shares, or the business or assets of the Corporation.

                  (k) Litigation. Except as described on EXHIBIT 6(k) (collectively, the "Known Litigation"), no litigation, proceeding, investigation or claim of any kind whatsoever is pending or threatened, by, against or relating to Shareholder, the Shares, the Corporation, its business or assets.

                  (l) Transactions with Affiliates. Except for the Related Party Debt (which shall be canceled prior to the Closing as set forth above in Section 5), there are no agreements, understandings or proposed transactions between the Corporation and any of its officers, directors or affiliates.

                  (m) Accuracy of Statements. To the best of the Shareholder and Corporation's knowledge, no representation or warranty by Shareholder or Corporation in this Agreement nor any information or documents, including without limitation all financial records, furnished or to be furnished by Shareholder to the Corporation or any of its authorized representatives to Purchaser's representatives, is false or misleading, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not misleading. There is no fact not known to Purchaser (nor any fact known to Shareholder) on the date hereof which adversely affects or in the future is likely to adversely affect the assets, prospects, or financial condition or operations of the Corporation in any material respect.

                  (n) No Other Representations or Warranties. Purchaser acknowledges that, except as expressly set forth herein, Shareholder and Corporation are making no representations or warranties concerning Corporation, its business, assets or financial condition. Purchaser further acknowledges that it is familiar with the business assets and financial condition of Corporation and that, upon the closing of the subject transaction, Shareholder shall have no liability with respect thereto except as expressly set forth herein.

            7. ACCURACY OF EXHIBITS. All Exhibits under this Agreement are incorporated herein by reference and Shareholder represents and warrants that the Exhibits are true and complete as called for in this Agreement. All Exhibits, whether delivered upon execution hereof or hereafter delivered, shall be dated effective as of the date of this Agreement and this Agreement shall be fully effective and enforceable as of such date.

            8. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants now and as of Closing to Shareholder as follows:

                  (a) Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

                  (b) Authorization. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof by Purchaser will not, violate or conflict with any provision of Purchaser's Articles of Incorporation or Bylaws, or any provision of any contract, agreement, commitment or undertaking to which Purchaser is bound. At the Closing, Purchaser shall deliver to Shareholder a certified copy of the resolutions of the Board of Directors of Purchaser authorizing the consummation of the transaction contemplated by this Agreement. Upon delivery to Shareholder of such certified resolutions, the consummation of the transaction contemplated by this Agreement will have been duly authorized by the Board of Directors of Purchaser.

                  (c) Investment Intent. Purchaser is purchasing the Shares for its own account for investment and not with a view to or for sale in connection with any distribution of common stock of the Corporation; and Purchaser will neither sell nor transfer any of the Stock in violation of any applicable law, rule or regulation, federal or state. Purchaser understands that any resale of the Stock must be made in compliance with the registration requirements of the Securities Act of 1933, as amended, or pursuant to an exemption therefrom.

            9. INCURRED EXPENSES. Shareholder shall be responsible for all legal, accounting and similar fees and expenses incurred by it. Purchaser shall be responsible for all legal, accounting and similar fees and expenses incurred by it.

            10. SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. All representations, warranties, covenants, and agreements contained herein, and all lists, descriptions, financial statements, certificates, Exhibits and other documents delivered under this Agreement or in connection with the transactions contemplated hereby, are true now, will be true at Closing, and are binding and will survive the Closing regardless of the waiver or satisfaction of any condition precedent to Closing or of any investigation or express or implied approval or acceptance by or on behalf of any party hereto. Unless extended by operation of the following sentence, each representation and warranty set forth in this Agreement shall survive the Closing for two (2) years. The above-referenced expiration periods shall not apply if either (i) written notice of a claim based on such representation or warranty setting forth the facts on which the claim is based shall have been delivered to Shareholder prior to the expiration of such representation or warranty or (ii) such a claim is based upon willful or fraudulent misrepresentation or breach by Shareholder.

            11. COVENANTS OF SHAREHOLDER. Shareholder covenants to Purchaser, knowing that Purchaser shall be relying upon the same, as follows:

                  (a) Payment of Tax Obligations. Shareholder shall cause to be paid in a timely manner all penalties, interest, or additional taxes resulting from a failure to report the proper amount of income for the tax year ended December 31, 1999 which may be assessed or accrue resulting from the Corporation's activities and operations through the Closing Date; but the Corporation shall otherwise be responsible for all tax obligations.

                  (b) Waiver of Necessary Consents. Shareholder acknowledges that it may not have obtained all of the necessary consents prior to the Closing Date and is willing to accept full and absolute responsibility for notifying and obtaining consents after the Closing Date as it deems in its sole discretion are necessary. If its failure to obtain consents or notify various third parties results in the acceleration of obligation to Purchaser, Purchaser shall have the right to be indemnified in full as set forth in SECTION 12 below.


            12. INDEMNITY.


                  (a) Indemnification. Shareholder and the Corporation hereby jointly and severally agree to indemnify Purchaser (and its officers, directors, shareholders and affiliates) and defend and hold them harmless from and against all claims, damages, losses, costs, and expenses (including reasonable attorney fees, court costs and other expenses incident to any proceeding, investigation or any claim, including without limitation in any suit by Purchaser against Shareholder) attributable directly or indirectly to the breach by Shareholder of any covenant or obligation hereunder, the inaccuracy of any representation or warranty made by Shareholder herein or in any instrument delivered pursuant hereto or in connection with the transactions contemplated hereby. Shareholder shall indemnify Purchaser (and its officers, directors, shareholders and affiliates) and defend and hold them harmless from and against all fees, costs, expenses, and claims, if any, related to claims brought against Corporation by Accurate Air, R&W Supply, IMKE Racing, Joseph Rocko and Don Yates, or any of their affiliates, provided that Shareholder shall directly control all negotiations with any party including selection of and managing the services provided by any legal counsel, provided prior to any discussions, negotiations or contact with any of the claimants, Corporation shall obtain the written permission of Shareholder.

                  (b) Other Provisions. Shareholder shall not be entitled to indemnity or contribution from, or subrogation to or recovery against, the Corporation with respect to any liability of Shareholder which may arise under this Agreement or the transactions contemplated hereby. Purchaser shall be entitled to pursue any indemnification claim against Shareholder without pursuing the same against the Corporation.

                  (c) Corporate Liability. Prior to Closing (but not following), the Corporation shall be considered to have made and shall be jointly and severally liable for all of the covenants, obligations, representations and warranties of and indemnification by Shareholder herein. In no event shall the Corporation be responsible for any obligation of the Shareholder in connection with this Agreement after the Closing.


            13.   CONDITIONS AND POST-CLOSING COVENANTS.


                  (a) Conditions of the Obligation of the Purchaser. The obligation of the Purchaser to purchase the Shares and consummate the transactions contemplated hereby at the Closing is subject to the satisfaction in all material respects, on or before the Closing Date, of the following conditions:

                        (i) Representations True. The representations and
            warranties of Shareholder herein shall have been true and correct in all material respects as of the date hereof; and shall further be true and correct in all material respects as of the Closing Date with the same force and effect as if made as of the Closing Date.

                        (ii) Covenants Performed. On or before the Closing Date,
            Shareholder shall have performed all obligations and complied with all covenants required to be performed by them under this Agreement prior to the Closing including without limitation those set forth in
            Section 5 above.

            14. NO PUBLICITY. Without prior consultation and agreement, neither the Corporation, Shareholder, the Purchaser or the Agent, nor their respective employees or agents, shall make any public disclosure of the facts of this transaction (although disclosure of the existence of the sale may be made by Shareholder to creditors and suppliers in form satisfactory to Purchaser and may be made by Purchaser), the parties hereto, the terms or any other related matter. Until the Closing, Purchaser, its counsel, accountants, and other representatives, shall maintain in confidence all information provided by Shareholder or the Corporation in connection with Purchaser's investigation of the business of the Corporation. Shareholder shall maintain all information concerning the Corporation, its business and assets in confidence following execution hereof and at all times thereafter.

            15. ADDITIONAL ACT OR DOCUMENTATION. Shareholder, the Corporation and Purchaser agree to make, execute, and deliver such additional documents and instruments and take such actions as may be necessary, appropriate or reasonably requested by any of them to carry out the full intent and purpose of this Agreement.

            16. NOTICES. Any notices, requests, demands or other communications that may be required under this Agreement shall be in writing, shall be effective on the earlier of the date when received or the third day following mailing, and shall be given by personal service, or by certified or registered mail, return receipt requested, to the following addresses (or to such other addresses as may be specified in writing to all parties hereto):

To Shareholder:

Automotive Performance Group
7341 Annaconda Avenue
Garden Grove, California 92841
Attn:  George Barraza




To Purchaser:

RPM Engines, Inc.
1207 North Miller Road
Tempe, Arizona 85281


With a copy to:


Gammage & Burnham, PLC
2 N. Central Ave., 18th Floor
Phoenix, AZ 85004
Attn: Stephen R. Boatwright, Esq.

            17. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors in interest, but in no event shall any party be relieved of its obligations hereunder without the express written consent of each other party except as expressly provided herein (which includes without limitation Purchaser's right to assign its obligations to, and be relieved of its obligations by, the Corporation after the Closing Date).

            18. SEVERABILITY. To the fullest extent possible each provision of this Agreement shall be interpreted in such fashion as to be effective and valid under applicable law. If any provision of this Agreement is declared void or unenforceable with respect to particular circumstances, such provision shall remain in full force and effect in all other circumstances. If any provision of this Agreement is declared void or unenforceable, such provision shall be deemed severed from this Agreement, which shall otherwise remain in full force and effect.

            19. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all such counterparts shall be deemed to constitute one and the same instrument, and each of the executed counterparts shall be deemed an original hereof.

            20. GOVERNING LAW AND VENUE. This Agreement shall be deemed to be made under, and shall be construed in accordance with and shall be governed by, the internal laws of the State of Arizona. Suit to enforce any provision of this Agreement or to obtain any remedy with respect hereto may be brought in Superior Court, Maricopa County, Arizona, and each party hereto expressly and irrevocably consents to the jurisdiction of said courts.

            21. ENTIRE AGREEMENT; CAPTIONS. This Agreement and the agreements referenced herein contain the entire agreement and understanding of the parties with respect to the subject matter hereof, and all prior agreements and understandings of the parties with respect to such subject matter are hereby superseded. No representations, promises, agreements, or understandings not contained in this Agreement regarding the subject matter hereof shall be of any force or effect unless in writing, executed by the party to be bound and dated on or subsequent to the date hereof. Captions and headings are for convenience only and shall not alter any provision or be used in construing this Agreement.

            22. TIME. Time is of the essence of this Agreement and each and every provision hereof. Any extension of time granted for the performance of any duty under this Agreement shall not be considered an extension of time for the performance of any other duty under this Agreement.

            23. GENDER AND NUMBER. Wherever from the context it appears appropriate, each item stated in the singular shall include the plural and vice versa, and the masculine, feminine, or neuter form shall include the masculine, feminine, and neuter forms.

            24. MODIFICATIONS AND WAIVERS. No change, modification, or waiver of any provision of this Agreement shall be valid or binding unless it is in writing dated after the date hereof and signed by the parties intended to be bound. No waiver of any breach, term, or condition of this Agreement by either party shall constitute a subsequent waiver of the same or any other breach, term, or condition or a continuing waiver after demand for strict compliance.

            25. ATTORNEY FEES. In the event of litigation relating to this Agreement occurs, the prevailing party shall be paid all costs and expenses relating thereto, including reasonable attorneys' fees.

            EXECUTED this 30th day of December, 1999.


                                    AUTOMOTIVE PERFORMANCE GROUP, a Delaware corporation


                                    By: /s/ George Barraza
                                        -------------------------------------
                                        Authorized Officer
                                        George Barraza
                                                                   "Shareholder"


                                    KLEIN ENGINES & COMPETITION COMPONENTS OF
                                    DELAWARE, INC., a Delaware corporation


                                    By  /s/ George Barraza
                                        -------------------------------------
                                        Authorized Officer
                                        George Barraza
                                                                   "Corporation"

                                    RPM ENGINES, INC.


                                    By  /s/ Robert Pullinsi
                                        -------------------------------------
                                        Authorized Officer

                                                                     "Purchaser"

                               VOLUME OF EXHIBITS


Exhibit 6(g)  --  Financial Statements

Exhibit 6(h)  --  Taxes and Tax Returns

Exhibit 6(i)  --  Asset Listing

Exhibit 6(k)  --  Litigation